                                                                    EXHIBIT 23.1



CONSENT OF INDEPENDENT AUDITORS


Burnham Pacific Properties, Inc.:


We consent to the incorporation by reference in Registration Statement Nos. 33-70080, 33-56555 and 33-68712 of Burnham Pacific Properties, Inc. on Forms S-3 of our report dated February 17, 1995 appearing in this Annual Report on Form 10-K of Burnham Pacific Properties, Inc. for the year ended December 31, 1994.


[sig of Deloitte & Touche LLP]


May 20, 1995
San Diego, California